Exhibit 99.1

FOR IMMEDIATE RELEASE

ADT Acquires its Largest Independent Dealer, Defenders

Exciting next step in ADT’s strategy to drive capital efficient growth; elimination of dealer margin reduces cost to acquire new customers and improves return on capital going forward

Direct control of greater portion of ecosystem accelerates rollout of innovative security and home automation services

Opportunistic transaction expected to be modestly beneficial to 2020 free cash flow before special items and to accelerate growth in subsequent years

BOCA RATON, Fla., Jan. 06, 2020 (GLOBE NEWSWIRE) — ADT Inc. (NYSE: ADT), a leading provider of security, automation, and smart home solutions serving consumer and business customers in the United States, announced today it has acquired Defenders, its largest independent dealer and only Authorized Premier Provider, for a purchase price of approximately $381 million1. As part of the transaction, Defenders founder David P. Lindsey and Jessica A. Lindsey received approximately 16.3 million shares of ADT common stock for 100% of their ownership in Defenders, while the remaining $260 million of consideration was paid in cash to retire existing Defenders debt, fund other liabilities, and pay transaction expenses. The cash consideration was partially funded from existing revolving credit facilities.

“We’re excited to officially join forces with the impressive Defenders team after successfully partnering with them for nearly 22 years so that, as one company, we can create a unique and simplified platform,” said Jim DeVries, ADT’s President and Chief Executive Officer. “This opportunistic acquisition creates numerous strategic, financial and operational advantages for ADT, and is consistent with our stated goal of driving down the capital intensity of the business as we seek to drive long-term, profitable growth.”

Mr. DeVries continued, “Together, we will have greater marketing efficiency through unified brand messaging, enhanced control of the customer experience, and the ability to provide a full suite of innovative security and home automation products, including consumer financing, to a complementary geographic footprint. Over time, we also expect lower subscriber acquisition costs, an improved revenue payback period, and new account gains from the optimization of our combined ecosystem.”

“We have built our business by partnering with ADT to sell and install state-of-the-art security systems, helping to protect more than 2.2 million families through our best-in-class marketing team and expert knowledge of the industry,” said David Lindsey, Chairman and Founder, Defenders. “Given this longstanding and productive relationship, we are proud that this transaction will integrate us even closer into the ADT team, and I am excited to be a significant shareholder and see the benefits we are able to deliver to customers as a combined company.”

“We are thrilled to join the ADT team,” said Jim Boyce, President & CEO, Defenders. “This acquisition brings our direct response marketing capabilities, best in class sales expertise, and national reach to a leading provider of security, automation, and smart home solutions. Together, we will be better positioned to leverage the trusted ADT brand, improve the combined company’s go-to-market operations and deliver an enhanced customer experience.”

[1]	Based on ADT’s closing stock price of $7.45 on January 3, 2020.

Strategic and Financial Benefits of Transaction

•	Enhances Customer Experience: Provides ability to drive a unified brand message and premium customer experience to the majority of ADT’s residential customers.

•	Simplifies Operating Ecosystem: Establishes a single party focused on the customer experience and lifetime value and reduces channel conflict and potential for customer confusion.

•	Improves Marketing Prowess: Leverages Defenders’ strengths in customer acquisition to drive optimized spend across channels and enable more effective marketing messaging and customer segmentation.

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Increases Go to Market Efficiency: Significantly enhances ability to bring new initiatives to a broader customer base more quickly, including consumer financing, DIY, and innovative equipment and service offerings.

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Drives Capital Efficiency: Results in a more capital efficient ADT through the elimination of dealer “margin.” Expected to be modestly beneficial to 2020 net cash provided by operating activities and free cash flow before special items and to create synergies to further drive net cash provided by operating activities and free cash flow before special items in subsequent years.

Founded in 1998 and headquartered in Indianapolis, Defenders has approximately 2,900 team members across more than 130 field branch locations and has developed a best-in-class direct marketing skillset, currently generating more than 6 billion ADT advertising impressions annually. Through its rigorously trained and certified technicians and its full suite of home security and automation products, including an 85 percent interactive take rate, Defenders currently helps more than 2.2 million families improve their lives and safety.

Financial Advisor

Citi served as the financial advisor to Defenders.

About ADT Inc.

ADT is a leading provider of security, automation, and smart home solutions serving consumer and business customers through more than 200 locations, 9 monitoring centers, and the largest network of security professionals in the United States. The Company offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers. For more information, please visit www.adt.com or follow on Twitter, LinkedIn, Facebook, and Instagram.

Investor Relations:

Jason Smith - ADT

investorrelations@adt.com

Tel: 888-238-8525

Media Inquiries:

Paul Wiseman – ADT

paulwiseman@adt.com

Tel: 561-356-6388

NON-GAAP MEASURES

To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose Free Cash Flow and Free Cash Flow before special items as non-GAAP measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating income, cash flows, or any other measure calculated in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

Free Cash Flow

We believe that the presentation of Free Cash Flow is appropriate to provide additional information to investors about our ability to repay debt, make other investments, and pay dividends.

We define Free Cash Flow as cash flows from operating activities less cash outlays related to capital expenditures. We define capital expenditures to include purchases of property, plant, and equipment; subscriber system asset additions; and accounts purchased through our network of authorized dealers or third parties outside of our authorized dealer network. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.

Free Cash Flow adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by using Free Cash Flow in combination with the cash flows as calculated in accordance with GAAP.

Free Cash Flow before special items

We define Free Cash Flow before special items as Free Cash Flow adjusted for payments related to (i) financing and consent fees, (ii) restructuring and integration, (iii) integration related capital expenditures, (iv) radio conversion costs, and (v) other payments or receipts that may mask the operating results or business trends of the Company. As a result, subject to the limitations described below, Free Cash Flow before special items is a useful measure of our cash available to repay debt, make other investments, and pay dividends.

Free Cash Flow before special items adjusts for cash items that are ultimately within management’s discretion to direct, and therefore, may imply that there is less or more cash that is available than the most comparable GAAP measure. Free Cash Flow before special items is not intended to represent residual cash flow for discretionary expenditures since debt repayment requirements and other non-discretionary expenditures are not deducted. These limitations are best addressed by using Free Cash Flow before special items in combination with the GAAP cash flow numbers.

FORWARD-LOOKING STATEMENTS

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.